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                                EXHIBIT 5.01



                               October 9, 1998


Cadence Design Systems, Inc.
2655 Seely Road
San Jose, CA 95134

Gentlemen/Ladies:

     I have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Cadence Design Systems, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on or about October 9, 1998, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 943,092 shares of the Company's Common Stock, par value $.01 per share (the "Stock"), subject to issuance by the Company upon the exercise of:

    (a) stock options granted under the Stock Option Plan (the "Plan") of Ambit Design Systems, Inc., a California corporation ("Ambit"), which are being assumed by the Company pursuant to the terms of the Agreement and Plan of Reorganization dated September 3, 1998 entered into among the Company, Adirondack Transaction Corp., a Delaware corporation, and Ambit Design Systems, Inc., a Delaware corporation (the "Plan of Reorganization");

    (b) stock options granted under the 1996 Stock Option Plan (the "1996 Plan") of Ambit, which are being assumed by the Company pursuant to the terms of the Plan of Reorganization;

    (c) stock options granted by Ambit other than under the Plan and the 1996 Plan ("Non-plan Options"), which are being assumed by the Company pursuant to the terms of the Plan of Reorganization;

    As the Company's counsel, I have examined the proceedings taken by the Company in connection with the assumption by the Company of the outstanding options under the Plan and the 1996 Plan, and the outstanding Non-plan Options. As to matters of fact relevant to this opinion, I have relied solely upon my examination of the matters and documents referred to above.

    Based upon the foregoing, it is my opinion that the 943,092 shares of Stock that may be issued and sold by the Company upon the exercise (a) stock options assumed under the Plan and the 1996 Plan, and (b) Non-Plan Options assumed pursuant to the Plan of Reorganization, when issued and sold in accordance with the applicable plan and the applicable stock option agreements, will be legally issued, fully paid and nonassessable.


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Cadence Design Systems, Inc.
October 9, 1998
Page 2


    I consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references thereto in the Registration Statement and any amendments thereto.


                                       Very truly yours,


                                       /s/ Michael J. Casey
                                       -----------------------------
                                       Michael J. Casey,
                                       Associate General Counsel